SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                         ----------------------
                                FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                       INNOVATIVE MEDICAL SERVICES
                       ---------------------------
         (Exact name of Registrant as specified in its charter)

CALIFORNIA
----------                                   33-0530289
(State of Incorporation)                (I.R.S. Employer ID No.)

                          1725 Gillespie Way,
                       El Cajon, California 92020
                       --------------------------
                     (Address of Principal Offices)

        Innovative Medical Services Amended 1998 Directors and
        ------------------------------------------------------
                      Officers Stock Option Plan
                      --------------------------
                        (Full Title of the Plans)

                             Michael L. Krall
                       INNOVATIVE MEDICAL SERVICES
                           1725 Gillespie Way
                           El Cajon, CA 92020
                           ------------------
                 (Name and address of Agent for Service)

                              (619)596 8600
                              -------------
      (Telephone number, including area code of Agent for Service)

                     CALCULATION OF REGISTRATION FEE
Title of             Amount of      Max. Off.     Maximum       Amount of
Securities           Securities     Price         Aggregate     Registration
Registered           Registered     Per Share     Offering      Price  Fee
----------           ----------     ---------     --------      ------------
Common Stock(1)       2,000,000     $2.25(2)      $4,500,000     $1,251.00

(1)  Issuable pursuant to options granted pursuant to the plans.
(2) Estimated Price in accordance with Rule 457(h)and based upon the last reported sale on the NASDAQ SmallCap Market on December 22, 1998.

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                                 PART I
          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     The documents containing the information related to the Innovative Medical Services Amended 1998 Directors and Officers Stock Option Plan which are not being filed as part of this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to the participant by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.   Registrant Information and Employee Plan Annual Information.

     As required by this Item, the Registrant shall provide to the participant a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.

                                 PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1998.

     (b) The Registrant's Quarterly Report on Form 10-QSB for the three month period ended October 31, 1998.

     (c) Description of the Common Stock as incorporated in the Registration Statement on Form SB-2 dated August 8, 1996, SEC file no. 333-000434

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     (d)  All other documents filed by Registrant after the date of this
          Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, (the Exchange Act) are incorporated by reference herein and in in the Section 10 Prospectus to be a part thereof from the date of filing of such documents.

Item 4.   Not Applicable.

Item 5.   Interests of Named Experts and Counsel: Not applicable.

Item 6.   Indemnification of Officers and Directors.

     The Company's Certificate of Incorporation provides the Company's Officers and Directors the full extent of the protection offered by the General Corporation Law of the State of California.

     The General Corporation Law of the State of California provides that a corporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Corporation Law dealing with the liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     The Company's Bylaws provide that the Company may indemnify its Officers and Directors to the full extent permitted by the General Corporation Law of the State of California.



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

     The General Corporation Law of the State of California provides that a corporation may indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the rights of the corporation), by reason of being or having been directors or officers, if such directors or officers acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. The indemnification provided the General Corporation Law of the State of California is not exclusive of any other rights arising under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.  Exemption from Registration Claimed: Not Applicable

Item 8.  Exhibits.

     5.1 Opinion of Dennis Brovarone, regarding legality of shares being issued.

     23.1      Consent of Dennis Brovarone,(See Opinion).

     23.2      Consent of Steven Holland, Certified Public Accountant

     99.3 The Innovative Medical Services Amended 1998 Directors and Officers Stock Option Plan


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes.

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental

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

     change in the information in the Registration Statement;

     (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its

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counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









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

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Cajon, California on this 19th Day of December, 1998.

     INNOVATIVE MEDICAL SERVICES


By:   /s/MICHAEL L. KRALL
     --------------------
     Michael L. Krall, President, CEO
     and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE             TITLE                    DATE
---------             -----                    ----


/s/GARY BROWNELL      Director,                December 19, 1998
--------------------  Chief Financial Officer
Gary Brownell


/s/EUGENE S. PEISER   Director                 December 19, 1998
--------------------
Eugene S. Peiser


/s/ PATRICK GALUSKA   Director                 December 19, 1998
--------------------
Patrick Galuska


/s/ DENNIS BROVARONE  Director                 December 19, 1998
--------------------
Dennis Brovarone

/s/ DONNA SINGER      Director                 December 19, 1998
--------------------
Donna Singer



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